UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

308 - 1228 Marinaside Cr.,
Vancouver, B.C., Canada	V6Z 2W4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-4407

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Sterling Group Ventures, Inc. (the "Company") has received all required approvals from Chinese authorities for the completion of its acquisition of Chenxi County Hongyu Mining Co. Ltd. ("Hongyu") pursuant to the Agreement dated October 18, 2010, Filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on October 21, 2010. 10,000,000 shares of the Company's common stock have been issued and RMB 2,000,000 Yuan were paid to the Hongyu shareholders as consideration for the acquisition. The Company through its wholly owned subsidiary, Silver Castle Investments Ltd. holds 90% of Hongyu and the other 10% of Hongyu is held by the nominees of the Company.

Hongyu is a Chinese private mining company with connections and resources in Hunan, China. Hongyu is interested in exploring, developing and expanding its Phosphate business. Hongyu is the holder of a mining permit (the "Permit") in the GP Property located in Tanjiachang village, Chenxi County, Hunan Province, China. The GP Property is a sedimentary phosphate type deposit. The number of the mining permit is 4300002009116120048322. The area covered by the Permit is 0.425 km2 (42.5 hectares) and it is valid until November 10, 2014. The recording date is November 10, 2009. The mining permit allows initial production up to 100,000 tonnes of phosphate ore per year.

Hongyu is currently preparing plans to put its phosphate deposit into production.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release "STERLING COMPLETES ACQUISITION OF CHINA PHOSPHATE COMPANY" dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok
Raoul Tsakok
Chairman & CEO

July 11, 2011